 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-282677
PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 16, 2024)
LUCID GROUP, INC.
55,000 Shares of Series C Convertible Preferred Stock
51,651,489 Shares of Common Stock Underlying such Series C
Convertible Preferred Stock
24,038,462 Shares of Common Stock

This prospectus supplement relates to the possible offer and resale, from time to time, by the selling stockholders identified in this prospectus supplement (the “Selling Stockholders”) of up to (i) 55,000 shares of our Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Convertible Preferred Stock”), issued to Ayar Third Investment Company (“Ayar”) pursuant to a subscription agreement, dated April 14, 2026, by and between Ayar and us (the “Ayar Subscription Agreement”), (ii) 51,651,489 shares of our Class A Common Stock, par value $0.0001 per share (“Common Stock”), which may be issued upon conversion of the Series C Convertible Preferred Stock as of June 30, 2026, and (iii) 24,038,462 shares of our Common Stock (such shares of Series C Convertible Preferred Stock and such shares of Common Stock, collectively, the “Securities”) issued to SMB Holding Corporation (“SMB”), a subsidiary of Uber Technologies, Inc. (“Uber”), by us in a private placement pursuant to a subscription agreement, dated April 14, 2026, by and between SMB and us (the “Uber Subscription Agreement”). See “Summary — Ayar Private Placement” and “Summary — Uber Private Placement.”
The Securities are being registered to fulfill our contractual obligations under an investor rights agreement entered into between us and Ayar (as amended, the “Investor Rights Agreement”) and the Uber Subscription Agreement. No new shares of Common Stock will be issued or sold by us in connection with the filing of this prospectus supplement. We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders.
The Selling Stockholders identified in this prospectus supplement may offer the Securities from time to time through public or private transactions at prevailing market prices or at privately negotiated prices, through a combination of these methods or any other method as the Selling Stockholders determine from time to time. See “Plan of Distribution.” Our registration of the Securities covered by this prospectus supplement does not mean that the Selling Stockholders will offer or sell any of the Securities.
We have agreed to pay all expenses in connection with the registration of the Securities. The Selling Stockholders will pay all selling commissions and stock transfer taxes, if any, in connection with the sale of the Securities.
Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “LCID.” On August 11, 2026, the last sale price of our Common Stock as reported on Nasdaq was $6.70.
Investing in our Securities involves risks. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus before you invest. See “Risk Factors” beginning on page S-5 of this prospectus supplement for information on certain risks related to the purchase of our Securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Prospectus Supplement dated August 12, 2026

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We and the Selling Stockholders have not authorized anyone to provide you with different information. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

S-i

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing an automatic shelf registration process. Under this process, the Selling Stockholders named in this prospectus supplement may sell securities from time to time and in one or more offerings. The exhibits to the registration statement of which this prospectus supplement is a part and documents incorporated by reference herein contain the full text of certain contracts and other important documents that we have summarized in this prospectus supplement and the accompanying prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to acquire or purchase Securities offered by this prospectus supplement, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”
Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.
The Selling Stockholders may offer the Securities directly or through one or more broker-dealers or agents. See “Plan of Distribution.”
The Securities are being offered by the Selling Stockholders only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
References to “we,” “us,” “our,” the “Company” and “Lucid” are references to Lucid Group, Inc. and its consolidated subsidiaries, unless it is clear from the context that we mean only Lucid Group, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “scheduled,” “aiming,” “targeting,” “objective,” “focus,” “strategic” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. They appear in a number of places throughout this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, capital expenditures, cash flow improvement plan, expected savings, prospects, growth, production volumes, strategies, management, and the markets in which we operate, including expectations of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future strategies and products, including with respect to battery and powertrain systems, software, and strategic partnerships, technology features and capabilities, manufacturing capabilities and facilities, logistics and supply chain, studio openings, sales channels and strategies, changes to future or existing vehicle programs, expansion and the potential success of our distribution strategy, our financial and operating outlook, future market launches and international expansion, including our manufacturing facility in Saudi Arabia and related timing and value to us, our needs for additional financing, and the promise of Lucid’s technology. Such forward-looking statements are based on currently available market material and our current expectations, beliefs and forecasts concerning future developments. Factors that may impact such forward-looking statements include:
•
changes in domestic and foreign business, economic, market, financial, political, regulatory and legal conditions, including changes in policies, imposition or proposed imposition of tariffs, export controls, threat of a trade war, the risk of a global economic recession or other downturn, bank closures and liquidity concerns at financial institutions, and global or regional conflicts or other geopolitical events, including the military operations in the Gulf region and the Middle East, and the potential escalation and broadening of the conflict in Iran;

•
risks related to changes in overall demand for our products and services and cancellation of orders for our vehicles;

•
risks related to prices and availability of commodities and components, including rare-earth minerals, semiconductors and their related products, and other materials, our supply chain, logistics, inventory management and quality control, and our ability to complete the tooling of our manufacturing facilities over time and scale production of our vehicles;

•
risks related to the uncertainty of our projected financial and operational information;

•
risks related to the timing of expected business milestones and commercial product launches;

•
risks related to the construction and expansion of our manufacturing facilities and the increase of our production capacity;

•
our ability to manage expenses and control costs, including the execution of the cash flow improvement plan;

•
risks related to future market adoption of our offerings;

•
the quality, reliability, and performance of our vehicles and services;

•
the effects of competition and the pace and depth of electric vehicle (“EV”) adoption generally on our business;

•
changes in regulatory requirements, policies, and governmental incentives;

•
changes in fuel and energy prices;

•
our ability to rapidly innovate;

•
our ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers, including our ability to realize the anticipated benefits of our existing strategic partnerships, including those with Aston Martin, Uber, Nuro, Inc. and NVIDIA Corporation;

•
our ability to effectively recruit, integrate, motivate, and retain key employees, including recent changes to our executive team;

•
risks related to potential vehicle recalls;

•
our ability to establish and expand our brand, and capture additional market share, and the risks associated with negative press or reputational harm;

•
risks related to our outstanding Convertible Preferred Stock (as defined below) and Convertible Senior Notes (as defined below);

•
availability, reduction or elimination of, and our ability to obtain and effectively utilize, zero emission vehicle credits, tax incentives, and other governmental and regulatory programs and incentives;

•
our ability to conduct equity, equity-linked, or debt financing in the future;

•
our ability to pay interest and principal on our indebtedness;

•
future changes to vehicle specifications which may impact performance, features, pricing, and other expectations;

•
the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and

•
other factors disclosed in this prospectus supplement or our other filings with the SEC.

The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025 incorporated by reference herein, and as may be updated in this prospectus supplement and in filings we make with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we currently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus supplement. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus supplement.

SUMMARY
About Lucid
We are a technology company that is shaping the future of mobility through our innovations, advanced technology, and software-defined vehicle platforms. Our award-winning Lucid Air and Lucid Gravity set new standards with their unmatched combination of performance, range, space, and efficiency. Our focus on in-house hardware and software innovation, vertical integration, and a “clean sheet” approach to engineering and design led to the development of the award-winning Lucid Air and Lucid Gravity, and our upcoming Midsize platform.
We sell vehicles directly to consumers through our retail sales network and online channels, including Lucid Financial Services, in North America and the Middle East. We believe that owning and operating our sales network provides the best opportunity to closely manage the customer experience, gather direct feedback, and ensure that every interaction is tailored to customer needs. We are also actively exploring, and have adopted in certain international markets, alternative importer and agency models to enhance flexibility, preserve capital, and optimize our distribution strategy in response to evolving market dynamics. We also own and operate a vehicle service network comprised of service centers in major metropolitan areas and a fleet of mobile service vehicles. In addition to our in-house capabilities, we continue to grow an approved list of specially trained collision repair shops, which in some cases serve as repair hubs for mobile service.
Corporate Information
Lucid Group, Inc. is a Delaware corporation. Our principal executive office is located at 7373 Gateway Boulevard, Newark, CA 94560 and our telephone number is (510) 648-3553. We maintain a website at https://www.lucidmotors.com. The information on, or accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus. We have included our website address only as an inactive textual reference.
Controlled Company Exemption
As of June 30, 2026, the Public Investment Fund (“PIF”), both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Ayar also currently has the ability to nominate five of the nine directors to our Board of Directors (the “Board”).
Ayar Private Placement
On April 14, 2026, we entered into the Ayar Subscription Agreement with Ayar, pursuant to which we issued and sold to Ayar 55,000 shares of our Series C Convertible Preferred Stock in a private placement. In connection with the private placement, we entered into an amendment to the Investor Rights Agreement with Ayar pursuant to which we are filing this prospectus supplement, but Ayar cannot sell any shares of Series C Convertible Preferred Stock or any shares of Common Stock issued pursuant to the terms thereof until April 2027. See “Selling Stockholders.”
Uber Private Placement
On April 14, 2026, we entered into the Uber Subscription Agreement with SMB, under which we agreed to issue and SMB agreed to purchase, in a private placement, 24,038,462 shares of our Common Stock for an aggregate purchase price of $200 million. Under the Uber Subscription Agreement, we provided certain registration rights to SMB for shares of Common Stock issued to them thereunder, pursuant to which we are filing this prospectus supplement for such shares, but SMB cannot sell such shares until October 2027. See “Selling Stockholders.”

RISK FACTORS
An investment in our Securities involves a high degree of risk. Before you invest in our Securities you should carefully consider the risks and uncertainties described below, as well as those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented and updated by subsequent quarterly reports on Form 10-Q, which is incorporated by reference herein, as well as the other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the value of our Securities could decline, and you could lose part or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”
There is no public market for the Series C Convertible Preferred Stock.
There is no established public trading market for the Series C Convertible Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series C Convertible Preferred Stock on any securities exchange or nationally recognized trading system, including Nasdaq. The difference between bid and ask prices in any secondary market for the Series C Convertible Preferred Stock could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Series C Convertible Preferred Stock, and holders of the Series C Convertible Preferred Stock (which does not have a maturity date) may be required to bear the financial risks of an investment in the Series C Convertible Preferred Stock for an indefinite period of time.
The Series C Convertible Preferred Stock ranks junior to all of our indebtedness and other liabilities and is structurally subordinated to any indebtedness, preferred stock or other liabilities of our subsidiaries.
In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the Series C Convertible Preferred Stock only after all of our indebtedness and other liabilities have been paid. In addition, the Series C Convertible Preferred Stock will be structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us. The holders of the Series C Convertible Preferred Stock have no right to participate in the distribution of assets of our subsidiaries (except to the extent that we have satisfied all of our liabilities and have recognized claims or interests in the assets of such subsidiaries). Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay the liquidation preference of any or all of the Series C Convertible Preferred Stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations.
As of June 30, 2026, we and our subsidiaries had approximately $3.3 billion principal amount of indebtedness outstanding, ranking senior to our Series C Convertible Preferred Stock, and we and our subsidiaries had availability of approximately $2.3 billion under the existing loan agreements and credit facilities subject to certain covenants. For information on our currently outstanding long-term indebtedness, or any junior stock, parity stock or senior stock or additional shares of Series C Convertible Preferred Stock issued by us after the date of this prospectus supplement, see our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Our current certificate of incorporation authorizes our Board to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. If we issue preferred stock, it may adversely affect the market price of our Common Stock. Our Board also has the power, without stockholder approval, subject to applicable law, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our Common Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of shares of the Series C Convertible Preferred Stock and our Common Stock or the market price of the Series C Convertible Preferred Stock and our Common Stock could be adversely affected.

The issuance of additional shares of our Common Stock or other equity or equity-linked securities, including upon conversion, optional redemption or repurchase of convertible securities, or sales of a significant portion of our Common Stock, could depress the market price of our Common Stock.
Future issuances of shares of our Common Stock, or of securities convertible into or exercisable for our Common Stock, could depress the market price of our Common Stock and result in significant dilution for holders of our Common Stock. This includes the potential issuance of a substantial number of shares of our Common Stock upon the conversion, optional redemption, or repurchase of our Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Convertible Preferred Stock”), Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Convertible Preferred Stock”), and Series C Convertible Preferred Stock (together with the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, the “Convertible Preferred Stock”). The Convertible Preferred Stock is convertible into our Common Stock at specified conversion prices, subject to customary anti-dilution adjustments, and the number of shares issuable upon conversion may increase over time due to the compounding of dividends at an initial rate of 9% per annum, which are not subject to any cap or sunset provisions and may accrue in perpetuity. As a result, the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock may continue to increase, further diluting the ownership interests of existing common stockholders.
In addition, in certain circumstances, including in connection with a mandatory conversion, optional redemption, or a fundamental change (as defined in the respective Certificate of Designations of the Convertible Preferred Stock), holders of the Convertible Preferred Stock may be entitled to receive Minimum Consideration (as defined in the respective Certificate of Designations of the Convertible Preferred Stock). If the value of the Minimum Consideration exceeds the Accrued Value (as defined in the respective Certificate of Designations of the Convertible Preferred Stock) of the Convertible Preferred Stock, we would be required to issue a number of shares of Common Stock that is presently indeterminable and, particularly if our stock price is substantially below the initial conversion price, such issuances could result in significant dilution to the common stockholders which could have a material adverse effect on the market prices of our Common Stock and on our financial condition, liquidity, and ability to obtain additional financing.
The exercise of our outstanding warrants and options, the vesting and settlement of our restricted stock units and the conversion of our 1.25% Convertible Senior Notes due 2026 (“2026 Notes”), 5.00% Convertible Senior Notes due 2030 (“2030 Notes”) and 7.00% Convertible Senior Notes due 2031 (“2031 Notes,” and together with the 2026 Notes and 2030 Notes, the “Convertible Senior Notes”) may also result in additional dilution to holders of our Common Stock. In the future, we may issue additional shares of our Common Stock, or securities convertible into or exercisable for Common Stock, in connection with generating additional capital, future acquisitions, repayment of outstanding indebtedness, under our stock incentive plan, or for other reasons.
The market price of shares of our Common Stock could decline as a result of substantial sales of Common Stock or securities convertible into shares of Common Stock, particularly by our significant stockholders, a large number of shares of Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.
In addition, pursuant to the Investor Rights Agreement, Ayar, and certain other parties thereto are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights with respect to their shares of Common Stock (including shares of Common Stock underlying the Convertible Preferred Stock held by Ayar) and Ayar’s shares of the Convertible Preferred Stock. We also provided certain registration rights to SMB with respect to the shares of Common Stock issued to SMB pursuant to the Uber Subscription Agreement and the Subscription Agreement, dated as of July 16, 2025, by and between SMB and the Company. If either pursuant to any registration statement or through another avenue, one or more of these stockholders were to sell a substantial portion of the securities they hold, including any Common Stock issued upon conversion, redemption or repurchase of our Convertible Preferred Stock, it could cause the trading price of our Common Stock to decline. Furthermore, given Ayar’s substantial concentration in ownership of our Common Stock and the Convertible Preferred Stock, if Ayar were to elect to sell in the open market or in private placement transactions, it could have the effect of increasing the volatility in our stock price or putting significant downward pressure on the price of our Common Stock.

Securities or industry analysts may or may not publish research or reports about us, our business, our market, or change their recommendations regarding our Common Stock adversely, which could cause the price and trading volume of our Common Stock to decline.
The trading market for our Common Stock can be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. Similarly, if any of the analysts who do cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock may decline. If any analyst who covers us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
The price of our Common Stock has been, and may continue to be, volatile, and this volatility may negatively impact the trading price of our Common Stock.
The trading price of our Common Stock has fluctuated substantially. We have experienced temporary trading halts in our Common Stock pursuant to Nasdaq rules. During the trading halts, investors were unable to buy or sell shares of our Common Stock, which may have prevented investors from executing trades at desired prices and times. Any future trading halts may also contribute to uncertainty in the market for our Common Stock and increase price volatility upon the resumption of trading. The trading price of our Common Stock depends on many factors, including those described elsewhere in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause investors to lose all or part of the investment in our Common Stock since investors might be unable to sell them at or above the price the investor paid for them. Any of the factors listed below could have a material adverse effect on your investment in our Common Stock and our Common Stock may trade at prices significantly below the price you paid for it. In such circumstances, the trading price of our Common Stock may not recover and may experience a further decline.
Factors affecting the trading price and volatility of our Common Stock may include:
•
market conditions in the broader stock market in general, or in our industry in particular;

•
actual or anticipated fluctuations in our quarterly financial or operating results or the quarterly financial or operating results of companies perceived to be similar to ours;

•
changes in the market’s expectations about our operating results;

•
the public’s reaction to our press releases, other public announcements and filings with the SEC;

•
the public’s reaction to financial projections and any other guidance or metrics that we may publicly disclose, including any decision to adjust, suspend, or withdraw such financial projections, guidance or metrics;

•
speculation or inaccurate reporting in the press or investment community;

•
actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

•
lower-than-anticipated industry-wide EV adoption rates or perception that EV demand is slowing;

•
the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•
the timing of the achievement of objectives under our business plan and the timing and amount of costs we incur in connection therewith, including any delay in the launch of our Midsize platform;

•
changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•
operating and stock price performance of other companies that investors deem comparable to ours;

•
market reaction to any of our strategic partners;

•
changes in laws and regulations affecting our business;

•
commencement of, or involvement in, litigation or investigations involving us;

•
changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•
the volume of our Common Stock available for public sale, including as a result of conversion of our Convertible Senior Notes or our Convertible Preferred Stock;

•
any major change in our Board or management, including the recent announcement of leadership changes;

•
sales of substantial amounts of our Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•
general economic and political conditions, such as uncertainties in trade policies, the imposition or proposed imposition of tariffs, export controls, threat of a trade war, recessions, interest rate changes, inflation, bank closures and liquidity concerns at financial institutions, changes in diplomatic and trade relationships, fluctuations in foreign currency exchange rates, acts of war or terrorism, and natural disasters, and global or regional conflicts or other geopolitical events, including the military operations in the Gulf region and the Middle East, and the potential escalation and broadening of the conflict in Iran; and

•
other risk factors listed in this section “Risk Factors.”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, have in the past and may in the future be unpredictable. A loss of investor confidence or speculation in the market regarding our Common Stock or the stocks of other companies which investors perceive to be similar to ours could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Furthermore, the stock markets in general, and the markets for technology and EV stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of the companies. The trading price of our Common Stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our operating performance. In addition, hedging activity by holders of the Convertible Senior Notes may impact the market price of our Common Stock, in particular during any redemption conversion period in connection with a redemption of the Convertible Senior Notes or any observation period for a conversion of the Convertible Senior Notes.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type and related shareholder derivative actions, have caused, and may continue to cause, substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.
We are a “controlled company” within the meaning of the applicable Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders will not have the same protections afforded to stockholders of companies that are not controlled companies.
As of June 30, 2026, the PIF, both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of the Nasdaq rules, and as a result, we qualify for exemptions from certain corporate governance requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements to have: (a) a majority of independent directors on the board; (b) a nominating committee comprised solely of independent directors; (c) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (d) director nominees selected, or recommended for the selection by the board, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although currently we do not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. Ayar also has the ability to nominate five of the nine directors to our Board.
In addition, for so long as Ayar holds the Convertible Preferred Stock and as result of the consent and voting rights of the Convertible Preferred Stock, coupled with the voting rights associated with Ayar’s existing ownership of Common Stock in the Company, Ayar has significant power to influence the outcome over any matter submitted for the vote of the holders of our Common Stock and to influence certain matters affecting our governance and capitalization. Further, Ayar is entitled to receive additional shares of our Common Stock under the prepaid forward transactions Ayar entered into with the respective forward counterparties in connection with our offerings of the 2030 Notes and the 2031 Notes. This concentration of ownership and voting power allows Ayar to exercise control over certain decisions, in particular with regards to governance and capitalization matters, including matters requiring approval by our stockholders (such as, subject to the Investor Rights Agreement, the election of directors and the approval of mergers or other extraordinary transactions), regardless of whether or not other stockholders believe that the transaction is in their own best interests.
The interests of Ayar may differ from the interests of our other stockholders and, as such, Ayar’s voting power and influence over us may decrease the relative interests of our other stockholders or of the Company. Such concentration of voting power could also have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders, could deprive our stockholders of an opportunity to receive a premium for their Common Stock as part of a sale of our company and might ultimately affect the market price of our Common Stock and the trading price of the Convertible Senior Notes.

USE OF PROCEEDS
We will not receive any of the proceeds from the resale of the Securities offered pursuant to this prospectus supplement from time to time by the Selling Stockholders.
The Selling Stockholders will pay any selling commissions and stock transfer taxes applicable to the Securities that they incur in disposing of the Securities offered by this prospectus supplement. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus supplement.

DESCRIPTION OF SECURITIES BEING REGISTERED
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our current certificate of incorporation and our current bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our current certificate of incorporation and our current bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information.” As used in this “Description of Securities Being Registered,” the terms “Lucid,” the “Company”, “we,” “our” and “us” refer to Lucid Group, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Description of Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our current certificate of incorporation, the holders of Common Stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our Common Stock will at all times vote together as one class on all matters submitted to a vote of the Common Stock under our current certificate of incorporation.
Dividends
Subject to limitations contained in the DGCL and our current certificate of incorporation, under our current bylaws, the Board may declare and pay dividends upon the shares of our Common Stock, which dividends may be paid either in cash, in property or in shares of our Common Stock. We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Common Stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of preferred stock have been satisfied.
Preemptive or Other Rights
The holders of our Common Stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to our Common Stock.
The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Description of Series C Convertible Preferred Stock
Ranking and Dividend
The Series C Convertible Preferred Stock ranks senior to our Common Stock with respect to dividends and distributions of assets upon the Company’s liquidation, dissolution or winding up. Each share of the

Series C Convertible Preferred Stock has an initial value of $10,000 (the “Initial Value”). Dividends on the Series C Convertible Preferred Stock are payable in the form of compounded dividends upon each share of Series C Convertible Preferred Stock (such payment in kind, “Compounded Returns”). Dividends accrue on the Initial Value (as increased for any compounded dividends previously compounded thereon) of Series C Convertible Preferred Stock at a rate of 9% per annum and are compounded on the basis of quarterly dividend payment dates on each March 31, June 30, September 30 and December 31 of each year, which commenced on June 30, 2026.
Liquidation Preference
Upon a liquidation, dissolution or winding up of the Company, each holder of shares of Series C Convertible Preferred Stock (“Holder”) is entitled to receive, with respect to each share of then-outstanding Series C Convertible Preferred Stock, out of the assets of the Company available for distribution to its stockholders (pari passu with the holders of any liquidation parity securities) an amount in cash equal to the greater of (a) an amount per share of Series C Convertible Preferred Stock as of the date of such liquidation, dissolution or winding up equal to (i) the per share accrued value (as used herein, representing the Initial Value, plus any Compounded Returns, plus accrued dividends from the last dividend payment date to, and including, the relevant date of determination) (the “Accrued Value”) as of the relevant date (as defined in the Certificate of Designations of Series C Convertible Preferred Stock) multiplied by (ii) the relevant percentage (as defined in the Certificate of Designations of Series C Convertible Preferred Stock) (the product of (i) and (ii), the “Minimum Consideration”); and (b) the amount that such Holder would have received with respect to such share of Series C Convertible Preferred Stock based on its Accrued Value if all shares of Series C Convertible Preferred Stock had been converted at their Accrued Value (regardless of whether they were actually converted and without regard to any limitations on convertibility or to whether sufficient shares of Common Stock are available out of the Company’s authorized but unissued stock for the purpose of effecting such conversion) into shares of Common Stock on the business day immediately prior to the date of such liquidation, dissolution or winding up.
Conversion
Each share of Series C Convertible Preferred Stock is convertible, at the option of the Holder, from time to time after the initial issue date (the “Initial Issue Date”), and without the payment of additional consideration by the Holder, (a) at any time that the closing price per share of our Common Stock on the trading day immediately preceding the date on which the Holder delivers the relevant notice of conversion is at least $16.30 (subject to certain adjustments), unless the Company otherwise consents to such conversion in its sole discretion, or (b) in all events during certain specified periods relating to a fundamental change or optional redemption by the Company, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the applicable Accrued Value as of the conversion date by (ii) the conversion price (as defined in the Certificate of Designations of Series C Convertible Preferred Stock) in effect as of such conversion date.
Voting
Except as otherwise provided in the Certificate of Designations of Series C Convertible Preferred Stock or by applicable law or the rules of any stock exchange on which the Company’s securities are listed, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders and on which matter holders of our Common Stock shall be entitled to vote, each Holder is entitled to the number of votes equal to the number of whole shares of Common Stock into which the aggregate shares of Series C Convertible Preferred Stock held by such Holder are convertible on the record date for determining stockholders entitled to vote on such matter (subject to certain adjustments, but without regard to any limitations on convertibility or to whether sufficient shares of Common Stock are available out of the Company’s authorized but unissued stock for the purpose of effecting the conversion). Holders are entitled to notice of any meeting of stockholders and, except as otherwise provided in the Certificate of Designations of Series C Convertible Preferred Stock or otherwise required by law, to vote together as a single class with the holders of Common Stock and any other class or series of stock entitled to vote thereon. The voting power of Holders is subject to a voting cap equal to 301.4993 votes per share of Series C Convertible Preferred Stock.

As long as at least 10% of the aggregate number of shares of Series C Convertible Preferred Stock issued on the Initial Issue Date remain outstanding, and subject to certain other conditions, Holders of Series C Convertible Preferred Stock are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on Series C Convertible Preferred Stock, authorizations or issuances by the Company of capital stock of the Company that ranks senior or equal to Series C Convertible Preferred Stock with respect to dividends or distributions on liquidation or the terms of which provide for cash dividends (other than our Common Stock), winding-up and dissolution, and decreases in the number of authorized shares of Series C Convertible Preferred Stock.
Junior and Parity Securities
Subject to certain exceptions, unless all accumulated and unpaid dividends on the Series C Convertible Preferred Stock for all preceding quarterly dividend payment periods have been declared upon all outstanding shares of Series C Convertible Preferred Stock through the most recently completed dividend period, the Company (1) may not repurchase, redeem or otherwise acquire shares of any parity stock or any junior stock (which includes our Common Stock), (2) may not declare or pay dividends on any junior stock (which includes our Common Stock) and (3) may not declare or pay dividends on any parity stock, unless the amounts of dividends declared on the Series C Convertible Preferred Stock and each such other class or series of dividend parity stock bear the same ratio to each other as all accumulated and unpaid dividends per share of Series C Convertible Preferred Stock and such class or series of parity stock (subject to their having been declared by the Board out of legally available funds) bear to each other, in proportion to their respective liquidation preferences at the time of declaration.
Mandatory Conversion
On or after the third anniversary of the Initial Issue Date, if at any time (i) the daily VWAP (as defined in the Certificate of Designations of Series C Convertible Preferred Stock) of our Common Stock has been at least 200% of the conversion price (as defined in the Certificate of Designations of Series C Convertible Preferred Stock) for at least twenty (20) trading days (whether or not consecutive) during any thirty (30) consecutive trading days (including the last day of such period) and (ii) certain Common Stock liquidity conditions (as defined in the Certificate of Designations of Series C Convertible Preferred Stock) are satisfied, the Company has the right, exercisable at its election within fifteen (15) business days following completion of the applicable thirty (30) trading day period, to cause all or any portion of the Series C Convertible Preferred Stock to convert into Common Stock. The Company is required to pay an additional amount per share of Series C Convertible Preferred Stock payable in cash, shares of Common Stock valued based on a five-day average daily VWAP (with the number of shares of Common Stock rounded up to the nearest whole share) or a combination thereof in respect of such conversion equal to the greater of (x) the difference between (i) the Minimum Consideration and (ii) the value of the shares of Common Stock delivered upon mandatory conversion thereof and (y) zero.
Fundamental Change
Upon a “fundamental change” (as defined in the Certificate of Designations of Series C Convertible Preferred Stock), the Holders are entitled, on the fundamental change repurchase date specified by the Company, to receive an amount equal to the greater of (a) the Minimum Consideration and (b) an amount equal to the value that such Holder would have received if it had converted its shares of Series C Convertible Preferred Stock into shares of Common Stock on the business day immediately before the fundamental change repurchase date. The fundamental change repurchase price may be paid in cash, shares of Common Stock (or other securities to be received by a holder of Common Stock in such Fundamental Change) valued based on a five-day average daily VWAP (with the number of shares of Common Stock rounded up to the nearest whole share), or a combination thereof, at the Company’s election. The Company may not elect to deliver shares of its Common Stock (or other securities to be received by a holder of Common Stock in such Fundamental Change) in partial or full satisfaction of the fundamental change repurchase price, if certain Common Stock liquidity conditions (as defined in the Certificate of Designations of Series C Convertible Preferred Stock) are not satisfied.

Optional Redemption
On or after the fifth anniversary of the Initial Issue Date, the Company may redeem all or any portion of the Series C Convertible Preferred Stock at a redemption price per share equal to the greater of (a) the Minimum Consideration and (b) an amount equal to the value (calculated based on a twenty (20)-day average daily VWAP) of the number of shares of Common Stock issuable upon conversion at the Conversion Price on such redemption date. Such redemption price may be paid in cash, shares of Common Stock valued based on a twenty (20)-day average daily VWAP (with the number of shares of Common Stock rounded up to the nearest whole share), or a combination thereof, at the Company’s election. The Company may not pay any portion of such redemption price in shares of Common Stock if the Common Stock liquidity conditions (as defined in the Certificate of Designations of Series C Convertible Preferred Stock) are not satisfied.
Nasdaq Rules
The number of shares of Common Stock deliverable upon conversion, redemption or repurchase of the Series C Convertible Preferred Stock is limited as required by applicable Nasdaq listing rules, unless the Company shall have obtained any required stockholder approval. Lucid and Ayar have agreed to cooperate reasonably to obtain, and Ayar has agreed to consent in respect of such stockholder approval no later than 18 months following the closing of the private placement of Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock is initially convertible into approximately 50.85 million shares of Common Stock.
Remedies for Nonpayment
The dividend rate described above will be increased to a rate not exceeding 15% per annum upon certain events of noncompliance relating to a failure by the Company to deliver consideration due in connection with a fundamental change or optional redemption.
The foregoing description of the Certificate of Designations of Series C Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of Series C Convertible Preferred Stock, which is filed as Exhibit 3.1 to the Current Report on Form 8-K dated April 29, 2026, and incorporated herein by reference.
Annual Stockholder Meetings
Our current certificate of incorporation and our current bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications.
Effects of Our Current Certificate of Incorporation, Our Current Bylaws and Certain Provisions of Delaware Law
Our current certificate of incorporation, our current bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our Common Stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of authorized and unissued and unreserved Common Stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.
Business Combinations
In our current certificate of incorporation, we have not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•
prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least two-thirds of the votes of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. This provision also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our current certificate of incorporation, directors serving on a board may be removed by the stockholders with or without cause. Our current certificate of incorporation provides that any director may be removed from office by the stockholders, with or without cause, by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities generally entitled to vote in the election of directors, voting together as a single class. However, pursuant to the Investor Rights Agreement, Ayar has the exclusive right to (i) remove its nominees from the Board, and we are required to take all necessary action to cause the removal of any such nominee at the request of Ayar and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and we are required to take all necessary action to nominate or cause the Board to appoint, as applicable, replacement directors designated by Ayar to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). In addition, our current certificate of incorporation provides that, without limiting the rights of any party to the Investor Rights Agreement, vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal. Our current certificate of incorporation provides that, subject to the Investor Rights Agreement, the number of directors constituting the Board can be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our current certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Special Stockholder Meetings
Our current certificate of incorporation provides that special meetings of the stockholders may be called only by the Board acting pursuant to a resolution adopted by a majority of the Board. Our current bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our current bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our current bylaws also specify requirements as to the form and content of a stockholder’s notice. Our current bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our current certificate of incorporation provides otherwise. Our current certificate of incorporation precludes stockholder action by written consent at any time when Ayar and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by written consent.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the incident to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our current bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of Delaware law or our current certificate of incorporation or our current bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. These provisions do not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our current bylaws. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.
Limitation on Liability and Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s current certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s current certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers, and certain other officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers, and certain other officers, in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s current certificate of incorporation, the Company’s current bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the indemnification agreements.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Listing
Our Common Stock is listed on The Nasdaq Stock Market LLC under the symbol “LCID.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Equiniti Trust Company.

We have agreed to indemnify Equiniti Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

SELLING STOCKHOLDERS
This prospectus supplement relates to the possible offer and resale, from time to time, by the Selling Stockholders of up to (i) 55,000 shares of our Series C Convertible Preferred Stock, (ii) 51,651,489 shares of our Common Stock, which may be issued upon conversion of the Series C Convertible Preferred Stock as of June 30, 2026, and (iii) 24,038,462 shares of our Common Stock issued to SMB by us in a private placement pursuant to the Uber Subscription Agreement. See “Summary — Ayar Private Placement” and “Summary — Uber Private Placement.” The Securities are being registered to fulfill our contractual obligations under certain agreements between us and the Selling Stockholders. We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders.
The table below identifies the Selling Stockholders and provides other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of shares of Common Stock by the Selling Stockholders.
The information presented regarding the Selling Stockholders is based, in part, on information the Selling Stockholders provided to us specifically for use herein.
The Selling Stockholders may have sold, transferred or otherwise disposed of some or all of the Securities listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the Securities in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the Selling Stockholders will sell all of the Securities being offered hereby pursuant to this prospectus supplement. We have based percentage beneficial ownership on 394,070,176 shares of Common Stock outstanding as of June 30, 2026 and beneficial ownership information available as of that date.
Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage of Shares of Common Stock Beneficially Owned After Offering(4)	Number of Shares of Convertible Preferred Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Convertible Preferred Stock to be Sold Pursuant to this Prospectus	Number of Shares of Convertible Preferred Stock Beneficially Owned After Offering	Percentage of Shares of Convertible Preferred Stock Beneficially Owned After Offering
The Public Investment Fund(9)	282,986,912	51,651,489	231,335,423	46.27%	230,000(5)	55,000(6)	175,000(7)	76.09%(8)
SMB Holding Corporation(10)	37,753,583	24,038,462	13,715,121	3.48%	—	—	—	—

(1)
The number shown includes shares of Common Stock beneficially owned by the Selling Stockholders herein as of June 30, 2026, including, in the case of PIF, the shares of Common Stock issuable upon conversion of the outstanding Convertible Preferred Stock as of June 30, 2026. Does not include any dividends that are not yet payable as of any date after June 30, 2026.

(2)
Represents the maximum number of shares of Common Stock registered under this prospectus supplement, which, in the case of PIF, represents the number of shares of Common Stock that are issuable upon conversion of the Series C Convertible Preferred Stock as of June 30, 2026. The number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred is limited as required by applicable Nasdaq listing rules unless we obtain any required stockholder approval. The Company and Ayar have agreed to cooperate reasonably to obtain such stockholder approval. The Selling Stockholders may sell all, some or none of their shares in this offering.

(3)
Represents shares of Common Stock beneficially owned other than shares of Common Stock covered by this prospectus supplement, including the shares of Common Stock issuable upon conversion of the outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as of June 30, 2026.

(4)
Represents the percentage beneficial ownership of our Common Stock by the Selling Stockholders after completion of this offering, assuming that the Selling Stockholders sell all of the shares covered by this prospectus supplement, to the extent such percentage will exceed 1% of the total number of shares of Common Stock outstanding.

(5)
Represents the number of shares of Convertible Preferred Stock beneficially owned by PIF.

(6)
Represents the maximum number of shares of Series C Convertible Preferred Stock being offered pursuant to this prospectus supplement by PIF.

(7)
Represents the shares of Convertible Preferred Stock to be beneficially owned by PIF after completion of this offering, assuming that PIF sells all of the shares of Series C Convertible Preferred Stock covered by this prospectus supplement.

(8)
Represents PIF’s percentage ownership of our Convertible Preferred Stock after completion of this offering, assuming that PIF sells all of the shares of Series C Convertible Preferred Stock covered by this prospectus supplement and that the shares of Series C Convertible Preferred stock remain outstanding after such sale.

(9)
Ayar is a wholly owned subsidiary of PIF. The Board of Directors of PIF has dispositive power over the shares held by PIF and Ayar. The Board of Directors of PIF, and, as managers of Ayar, each of Turqi Alnowaiser and Yasir Alsalman, have shared voting power over the shares held by Ayar. Neither Mr. Alnowaiser nor Mr. Alsalman has any pecuniary interest in the shares held by Ayar and each of Mr. Alnowaiser and Mr. Alsalman disclaims beneficial ownership of the shares held by Ayar. Securities offered by PIF hereby were issued to Ayar in a private placement. See “Summary — Ayar Private Placement.” The number of shares of Common Stock beneficially owned by PIF includes 34,006,758 shares of Common Stock issuable upon conversion of our Series A Convertible Preferred Stock held by Ayar, 20,239,798 shares of Common Stock issuable upon conversion of our Series B Convertible Preferred Stock held by Ayar, and 51,651,489 shares of Common Stock issuable upon conversion of our Series C Convertible Preferred Stock held by Ayar as of June 30, 2026. The business address for PIF is The Public Investment Fund Tower, King Abdullah Financial District (KAFD), 1.16 Al Aqiq District, Riyadh, TO 13519, The Kingdom of Saudi Arabia.

(10)
SMB is a wholly owned subsidiary of Uber. Uber has sole voting and investment power with respect to the Company’s securities held by SMB. The business address for Uber is 1725 3rd Street, San Francisco, California 94158.

PLAN OF DISTRIBUTION
The Selling Stockholders may sell, transfer or otherwise dispose of any or all of their Securities or interests in such Securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Securities may be distributed from time to time in one or more transactions:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through brokers or dealers that may act solely as agents;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus supplement is a part, whether through an options exchange or otherwise;

•
broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of disposition; and

•
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.
The Securities may also be exchanged for satisfaction of any Selling Stockholders’ obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.
In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of Securities to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for Securities, in each case pursuant to the registration statement of which this prospectus supplement is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless our affiliate) would thereby receive freely tradeable Securities pursuant to the distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a supplement to this prospectus supplement in order to permit the distributees to use this prospectus supplement to resell the Securities acquired in the distribution.
Upon our being notified in writing by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the method of distribution, the terms and conditions of the offering of such Securities, including the offering price of the Securities and the proceeds to the Selling Stockholders, if applicable, and any other required information.
The Selling Stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
Offers to purchase the Securities being offered by this prospectus supplement may be solicited directly. Agents may also be designated to solicit offers to purchase the Securities from time to time.
If a dealer is utilized in the sale of the Securities being offered by this prospectus supplement, the Securities will be sold to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. The Selling Stockholders may enter into agreements to indemnify dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any shares of Common Stock being offered by this prospectus supplement will be listed on the Nasdaq. To facilitate the offering of Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involve the sale by persons participating in the offering of more Securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The Selling Stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of stock. In addition, the Selling Stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The dealers and agents may engage in transactions with the Selling Stockholders, or perform services for the Selling Stockholders, in the ordinary course of business for which they receive compensation.
We have advised the Selling Stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Common Stock.
We are required to pay all fees and expenses in connection with the registration of the Securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise, relating to the registration of the Securities offered by this prospectus supplement.
We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus supplement constitutes a part effective until such time as of which all Securities registered by such registration statement have been sold or cease to be Registrable Securities (as defined in the Investor Rights Agreement) or Registrable Shares (as defined in the Uber Subscription Agreement), as applicable.

VALIDITY OF THE SECURITIES
The validity of the securities described in this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Lucid Group, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement, except as described in the following paragraph.
We “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the Securities offered by this prospectus supplement have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 5, 2026 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the SEC on August 4, 2026;

•
our Current Reports on Form 8-K, filed with the SEC on January 23, 2026, February 24, 2026, April 14, 2026, April 14, 2026, April 14, 2026, April 29, 2026, June 1, 2026, June 5, 2026, June 22, 2026, July 2, 2026, and July 6, 2026 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC);

•
information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2026; and

•
the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-39408), filed with the SEC on July 23, 2021 and any amendments or reports filed for the purpose of updating such description, including Exhibit 4.10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026.

You may request a copy of these filings, at no cost to you, by contacting us by mail: 7373 Gateway Boulevard, Newark, CA 94560, Attention: Investor Relations, by email: investor@lucidmotors.com or by telephone: (510) 648-3553.

Prospectus
LUCID GROUP, INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
and
Purchase Units

We may offer, issue and sell, together or separately:
•
shares of our common stock;

•
shares of our preferred stock, which may be issued in one or more series;

•
depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•
debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•
warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•
subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•
purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

•
purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

In addition, selling securityholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.
We and/or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 8 before you make your investment decision.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbol “LCID.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we and/or the selling securityholders may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we and/or the selling securityholders may offer. Each time we and/or the selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “Lucid,” the “Company,” “we,” “our” and “us” refer to Lucid Group, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024 (the “Annual Report”);

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 6, 2024 and August 5, 2024, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on January 26, 2024, February 15, 2024, March 25, 2024, March 29, 2024, May 6, 2024 (only with respect to Item 5.02 therein), May 24, 2024 (only with respect to Item 2.05 therein), June 6, 2024, August 5, 2024 and August 19, 2024; and

•
the description of our capital stock contained in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may contact us at Investor Relations at 7373 Gateway Boulevard, Newark, CA 94560, by email: investor@lucidmotors.com, or by telephone: (510) 648-3553.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“AMP-1” are to our Advanced Manufacturing Plant-1 in Casa Grande, Arizona;
“AMP-2” are to our planned Advanced Manufacturing Plant-2 in Saudi Arabia, which consists of a semi knocked-down portion that has been completed and a completely-built-up portion that will be constructed;
“Ayar” are to Ayar Third Investment Company, an affiliate of PIF and the controlling stockholder of the Company;
“Board” or “Board of Directors” are to the board of directors of Lucid Group Inc., a Delaware corporation;
“Churchill” or “CCIV” are to Churchill Capital Corp IV, a Delaware corporation and our predecessor company prior to the consummation of the Transactions, which changed its name to Lucid Group, Inc. following the consummation of the Transactions, and its consolidated subsidiaries;
“Churchill IPO” are to the initial public offering by Churchill which closed on August 3, 2020;
“common stock” are to the Class A common stock of Lucid Group, Inc., par value $0.0001 per share;
“current bylaws” are to the Company’s Second Amended and Restated Bylaws in effect as of the date of this prospectus;
“current certificate of incorporation” are to the Company’s Third Amended and Restated Certificate of Incorporation in effect as of the date of this prospectus;
“DGCL” are to the Delaware General Corporation Law, as amended;
“EV” are to electric vehicle;
“Investor Rights Agreement” are to the Investor Rights Agreement, dated as of February 22, 2021 and as may be amended from time to time, by and among the Company, the Sponsor, Ayar and certain other parties thereto;
“Legacy Lucid” are to Atieva, Inc., d/b/a Lucid Motors, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its consolidated subsidiaries before the Closing Date;
“Merger” are to the merger of a merger subsidiary of Churchill and Atieva, Inc., with Atieva, Inc. surviving such merger as a wholly owned subsidiary of Churchill;
“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of February 22, 2021, by and among Churchill, Legacy Lucid and Air Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Churchill, as the same has been or may be amended, modified, supplemented or waived from time-to-time;
“Nasdaq” are to The Nasdaq Stock Market LLC;
“PIF” are to the Public Investment Fund, the sovereign wealth fund of Saudi Arabia;
“Redeemable Convertible Preferred Stock” are to the Series A and Series B Convertible Preferred Stock of Lucid Group, Inc., par value $0.0001 per share;
“Sponsor” are to Churchill Sponsor IV LLC, a Delaware limited liability company and an affiliate of M. Klein and Company, LLC in which certain of Churchill’s directors and officers hold membership interests;
“Transactions” are to the Merger, together with the other transactions consummated under the Merger Agreement and the related agreements; and
“Private Placement Warrants” are to Churchill’s warrants issued to the Sponsor in a private placement simultaneously with the closing of the Churchill IPO;

“Promissory Note” are to the unsecured promissory note issued by Churchill to the Sponsor in an aggregate principal amount of $1,500,000. The Sponsor has elected to exercise its option to convert the unpaid balance of the Note of $1,500,000 into Working Capital Warrants;
“Warrant Agreement” are to the Warrant Agreement, dated July 29, 2020, entered into in connection with the Churchill IPO by and between Continental Stock Transfer & Trust Company and Churchill; and
“Working Capital Warrants” are to the Company’s warrants to purchase common stock pursuant to the terms of the Promissory Note, on terms identical to the terms of the Private Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.
Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “scheduled” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, capital expenditures, prospects, growth, production volumes, strategies and the markets in which we operate, including expectations of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future strategies and products, including with respect to energy storage systems and automotive partnerships, technology, manufacturing capabilities and facilities, studio openings, sales channels and strategies, future vehicle programs, expansion and the potential success of our direct-to-consumer strategy, our financial and operating outlook, future market launches and international expansion, including our manufacturing facility in Saudi Arabia and related timing and value to us, and our needs for additional financing. Such forward-looking statements are based on available current market material and our current expectations, beliefs and forecasts concerning future developments. Factors that may impact such forward-looking statements include:
•
changes in domestic and foreign business, market, financial, political and legal conditions, including government closures of banks and liquidity concerns at other financial institutions, a potential global economic recession or other downturn and global conflicts or other geopolitical events;

•
risks related to changes in overall demand for our products and services and cancellation of orders for our vehicles;

•
risks related to prices and availability of commodities, our supply chain, logistics, inventory management and quality control, and our ability to complete the tooling of our manufacturing facilities over time and scale production of the Lucid Air and other vehicles;

•
risks related to the uncertainty of our projected financial information;

•
risks related to the timing of expected business milestones and commercial product launches;

•
risks related to the expansion of our manufacturing facility, the construction of new manufacturing facilities and the increase of our production capacity;

•
risks related to the issuance and sale of shares of our Redeemable Convertible Preferred Stock;

•
our ability to manage expenses and control costs;

•
risks related to future market adoption of our offerings;

•
the effects of competition and the pace and depth of electric vehicle adoption generally on our business;

•
changes in regulatory requirements, governmental incentives and fuel and energy prices;

•
our ability to rapidly innovate;

•
our ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers, including our ability to realize the anticipated benefits of our transaction with Aston Martin;

•
our ability to effectively manage our growth and recruit and retain key employees, including our chief executive officer and executive team;

•
risks related to potential vehicle recalls;

•
our ability to establish and expand our brand, and capture additional market share, and the risks associated with negative press or reputational harm;

•
our ability to effectively utilize zero emission vehicle credits and obtain and utilize certain tax and other incentives;

•
our ability to conduct equity, equity-linked, or debt financing in the future;

•
our ability to pay interest and principal on our indebtedness;

•
future changes to vehicle specifications which may impact performance, pricing, and other expectations;

•
the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and

•
other factors disclosed in this prospectus or our other filings with the SEC, including any accompanying prospectus supplement.

The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus or any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”
About Lucid
We are a technology company with a mission to create exceptional experiences to drive the world forward. Our focus on in-house hardware and software innovation, vertical integration, and a “clean sheet” approach to engineering and design led to the development of the award-winning Lucid Air.
We sell vehicles directly to consumers through our retail sales network and through direct online sales, including through Lucid Financial Services. We believe that owning our sales network provides an opportunity to closely manage the customer experience, gather direct customer feedback, and ensure that customer interactions are tailored to our customers’ needs. We own and operate a vehicle service network comprised of service centers in major metropolitan areas and a fleet of mobile service vehicles. In addition to our in-house service capabilities, we established and continue to grow an approved list of specially trained collision repair shops which also serve as repair hubs for our mobile service offerings in some cases.
We began delivering the Lucid Air to customers in October 2021 and we expect to launch additional vehicles over the coming decade. We have leveraged and expanded the technological advancements from the Lucid Air to the Lucid Gravity sport utility vehicle (“SUV”), which is scheduled for start of production in late 2024. After the Lucid Air and the Lucid Gravity SUV, start of production of our Midsize platform is scheduled for late 2026.
Corporate Information
Lucid Group, Inc. is a Delaware corporation. Our principal executive office is located at 7373 Gateway Boulevard, Newark, CA 94560 and our telephone number is (510) 648-3553. We maintain a website at https://www.lucidmotors.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
Controlled Company Exemption
As of September 30, 2024, PIF, both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Ayar also currently has the ability to nominate five of the nine directors to our Board. Ayar is an affiliate of PIF.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our current certificate of incorporation and our current bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our current certificate of incorporation and our current bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Lucid,” the “Company”, “we,” “our” and “us” refer to Lucid Group, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Our authorized capital stock consists of 15,000,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. The number of authorized shares of any class may be increased or decreased by an amendment to our current certificate of incorporation proposed by our Board and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.
Of the Preferred Stock, we designated 100,000 shares as Series A Convertible Preferred Stock and 75,000 shares as Series B Convertible Preferred Stock (together, the “Redeemable Convertible Preferred Stock”).
As of September 30, 2024, there were (i) 2,337,518,542 shares of our common stock outstanding, (ii) 100,000 shares of Series A Convertible Preferred Stock outstanding, (iii) 75,000 shares of Series B Convertible Preferred Stock outstanding, and (iv) 44,350,000 shares of common stock issuable upon the exercise of Private Placement Warrants (including the Working Capital Warrants).
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our current certificate of incorporation, the holders of common stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our common stock will at all times vote together as one class on all matters submitted to a vote of the common stock under our current certificate of incorporation.
Dividends
Subject to limitations contained in the DGCL and our current certificate of incorporation, under our current bylaws, the Board may declare and pay dividends upon the shares of our common stock, which dividends may be paid either in cash, in property or in shares of our common stock. We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends s will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of preferred stock have been satisfied.
Preemptive or Other Rights
The holders of our common stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to our common stock.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
General
This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our current certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our current certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.
Our current certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. With respect to each series of our preferred stock, our Board has the authority to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.
Redeemable Convertible Preferred Stock
Ranking and Dividend.   The Redeemable Convertible Preferred Stock ranks senior to our common stock with respect to dividends and distributions of assets upon the Company’s liquidation, dissolution or winding up. Each share of the Redeemable Convertible Preferred Stock has an initial value of $10,000 (the “Initial Value”). Dividends on the Redeemable Convertible Preferred Stock is payable in the form of compounded dividends upon each share of Redeemable Convertible Preferred Stock (such payment in kind, “Compounded Returns”). Dividends accrue on the Initial Value (as increased for any Compounded Dividends previously compounded thereon) of each share of Redeemable Convertible Preferred Stock at a rate of 9% per annum and is compound on the basis of quarterly dividend payment dates on each March 31, June 30, September 30 and December 31 of each year, which commenced on June 30, 2024 for the Series A Convertible Preferred Stock and September 30, 2024 for the Series B Convertible Preferred Stock.
Liquidation Preference.   Upon a liquidation, dissolution or winding up of the Company, each holder of shares of Redeemable Convertible Preferred Stock (“Holder”) is entitled to receive, with respect to each share of then-outstanding Redeemable Convertible Preferred Stock, out of the assets of the Company available for distribution to its stockholders (pari passu with the holders of any liquidation parity securities) an amount in cash equal to the greater of (a) an amount per share of Redeemable Convertible Preferred Stock as of the date of such liquidation, dissolution or winding up equal to (i) the per share accrued value (as used herein, representing the Initial Value, plus any Compounded Returns, plus accrued dividends from the last dividend payment date to, and including, the relevant date of determination) (the “Accrued Value”) as of the relevant date (as defined in the respective certificate of designations) multiplied by (ii) the relevant percentage (as defined in the respective certificate of designations) (the product of (i) and (ii), the “Minimum Consideration”); and (b) the amount that such Holder would have received with respect to such share of Redeemable Convertible Preferred Stock based on its Accrued Value if all shares of Redeemable Convertible Preferred Stock had been converted at their Accrued Value (regardless of whether they were actually converted and without regard to any limitations on convertibility or to whether sufficient shares of common stock are available out of the Company’s authorized but unissued stock for the purpose of effecting such conversion) into shares of common stock on the business day immediately prior to the date of such liquidation, dissolution or winding up.
Conversion.   Each share of Redeemable Convertible Preferred Stock is convertible, at the option of the respective Holder, from time to time after the initial issue date (the “Initial Issue Date”), and without the payment of additional consideration by the Holder, (a) at any time that the closing price per share of our common stock on the trading day immediately preceding the date on which the Holder delivers the relevant notice of conversion is at least $5.50 (subject to certain adjustments), unless the Company otherwise consents to such conversion in its sole discretion, or (b) in all events during certain specified periods relating to a fundamental change or optional redemption by the Company, into such number of fully paid and non-assessable shares of common stock as is determined by dividing (i) the applicable Accrued Value as of the conversion date by (ii) the respective conversion price (as defined in the respective certificate of designations) in effect as of such conversion date.
Voting.   Except as otherwise provided in the respective certificate of designations or by applicable law or the rules of any stock exchange on which the Company’s securities are listed, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders and on which matter holders of our common stock shall be entitled to vote, each Holder is entitled to the number of votes equal to the number of whole shares of common stock into which the aggregate shares of Redeemable Convertible Preferred Stock held by such Holder are convertible on the record date for determining stockholders entitled to vote on such matter (subject to certain adjustments, but without regard to any limitations on convertibility or to whether sufficient shares of common stock are available out of the Company’s authorized but unissued stock for the purpose of effecting the conversion). Holders are entitled to notice of any meeting of stockholders and, except as otherwise provided in the respective certificate of designations or otherwise required by law, to vote together as a single class with the holders of common stock and any other class or series of stock entitled to vote thereon. The voting power of Holders is subject to a voting cap per share equal to the quotient of the $10,000 Initial Value and $2.77 for the Series A Convertible Preferred Stock and the quotient of the $10,000 Initial Value and $3.120 for the Series B Convertible Preferred Stock.
For each series of the Redeemable Convertible Preferred Stock, as long as at least 10% of the aggregate number of shares of such series issued on the Initial Issue Date remain outstanding, and subject to certain other conditions, Holders of such series are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on such series, authorizations or issuances by the Company of capital stock of the Company that ranks senior or equal to such series with respect to dividends or distributions on liquidation or the terms of which provide for cash dividends (other than our common stock), winding-up and dissolution, and decreases in the number of authorized shares of such series.
Junior and Parity Securities.   Subject to certain exceptions, unless all accumulated and unpaid dividends on the Redeemable Convertible Preferred Stock for all preceding quarterly dividend payment periods have been declared upon all outstanding shares of Redeemable Convertible Preferred Stock through the most recently completed dividend period, the Company (1) may not repurchase, redeem or otherwise acquire shares of any parity stock or any junior stock (which includes our common stock), (2) may not declare or pay dividends on any junior stock (which includes our common stock) and (3) may not declare or pay dividends on any parity stock, unless the respective amounts of dividends declared on the Redeemable Convertible Preferred Stock and each such other class or series of dividend parity stock bear the same ratio to each other as all accumulated and unpaid dividends per share of the Redeemable Convertible Preferred Stock and such class or series of parity stock (subject to their having been declared by the Board out of legally available funds) bear to each other, in proportion to their respective liquidation preferences at the time of declaration.
Mandatory Conversion.   On or after the third anniversary of the respective Initial Issue Date, if at any time (i) the daily VWAP (as defined in the respective certificate of designations) of our common stock has been at least 200% of the respective conversion price (as defined in the respective certificate of designations) for at least twenty (20) trading days (whether or not consecutive) during any thirty (30) consecutive trading days (including the last day of such period) and (ii) certain common stock liquidity conditions (as defined in the respective certificate of designations) are satisfied, the Company has the right, exercisable at its election within fifteen (15) business days following completion of the applicable thirty (30) trading day period, to cause all or any portion of the Redeemable Convertible Preferred Stock to convert into common stock. The Company is required to pay an additional amount per share of Redeemable Convertible Preferred Stock payable in cash, shares of common stock valued based on a five-day average daily VWAP (with the number of shares of common stock rounded up to the nearest whole share) or a combination thereof in respect of such conversion equal to the greater of (x) the difference between (i) the Minimum Consideration and (ii) the value of the shares of common stock delivered upon mandatory conversion thereof and (y) zero.
Fundamental Change.   Upon a “fundamental change” (as defined in the respective certificate of designations), the Holders are entitled, on the fundamental change repurchase date specified by the Company, to receive an amount equal to the greater of (a) the Minimum Consideration and (b) an amount equal to the value that such Holder would have received if it had converted its shares of Redeemable Convertible Preferred Stock into shares of common stock on the business day immediately before the fundamental change repurchase date. The fundamental change repurchase price may be paid in cash, shares of common stock (or other securities to be received by a holder of common stock in such Fundamental Change) valued based on a five-day average daily VWAP (with the number of shares of common stock rounded up to the nearest whole share), or a combination thereof, at the Company’s election. The Company may not elect to deliver shares of its common stock (or other securities to be received by a holder of common stock in such Fundamental Change) in partial or full satisfaction of the fundamental change repurchase price, if certain common stock liquidity conditions (as defined in the respective certificate of designations) are not satisfied.
Optional Redemption.   On or after the fifth anniversary of the respective Initial Issue Date, the Company may redeem all or any portion of the respective series of the Redeemable Convertible Preferred Stock at a redemption price per share equal to the greater of (a) the Minimum Consideration and (b) an amount equal to the value (calculated based on a twenty (20)-day average daily VWAP) of the number of shares of common stock issuable upon conversion at the Conversion Price on such redemption date. Such redemption price may be paid in cash, shares of common stock valued based on a twenty (20)-day average daily VWAP (with the number of shares of common stock rounded up to the nearest whole share), or a combination thereof, at the Company’s election. The Company may not pay any portion of such redemption price in shares of common stock if the common stock liquidity conditions (as defined in the respective certificate of designations) are not satisfied.
Nasdaq Rules.   The number of shares of common stock deliverable upon conversion, redemption or repurchase of the Redeemable Convertible Preferred Stock is limited as required by applicable Nasdaq listing rules, unless the Company shall have obtained any required stockholder approval. Lucid and Ayar have agreed to cooperate reasonably to obtain, and Ayar has agreed to consent in respect of such stockholder approval no later than 18 months following the respective closing of the private placement of each series of the Redeemable Convertible Preferred Stock. The Series A Convertible Preferred Stock is initially convertible into approximately 278.15 million shares of common stock and the Series B Convertible Preferred Stock is initially convertible into approximately 171.24 million shares of common stock.
Remedies for Nonpayment.   The dividend rate described above will be increased to a rate not exceeding 15% per annum upon certain events of noncompliance relating to a failure by the Company to deliver consideration due in connection with a fundamental change or optional redemption.
Warrants
Private Placement Warrants and Working Capital Warrants
The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) are, pursuant to the Investor Rights Agreement, not redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis and will be entitled to certain registration rights. The Private Placement Warrants have terms and provisions outlined below.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price per share of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price per share of our common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor loaned us $1,500,000 funds pursuant to the Promissory Note. The principal amount of such Promissory Note was converted into Working Capital Warrants by the Sponsor. The Working Capital Warrants are identical to the Private Placement Warrants issued to the Sponsor.
Anti-Dilution Adjustments
If the number of outstanding shares of our common stock is increased by a stock dividend payable in shares of our common stock, or by a split-up of shares of our common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our common stock issuable on exercise of each Private Placement Warrant will be increased in proportion to such increase in the outstanding shares of our common stock. A rights offering to holders of our common stock entitling holders to purchase shares of our common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our common stock equal to the product of (1) the number of shares of our common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our common stock) multiplied by (2) one minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for our common stock, in determining the price payable for our common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price per share of our common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Private Placement Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above and (b) certain ordinary cash dividends, then the Private Placement Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and /or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.
If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our common stock issuable on exercise of each Private Placement Warrant will be decreased in proportion to such decrease in outstanding shares of our common stock.
Whenever the number of shares of our common stock purchasable upon the exercise of the Private Placement Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our common stock purchasable upon the exercise of the Private Placement Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Private Placement Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Placement Warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Placement Warrants would have received if such holder had exercised their Private Placement Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Private Placement Warrants will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(l) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our common stock, the holder of a Private Placement Warrants will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of our common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of our common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Private Placement Warrants within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Private Placement Warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the Private Placement Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Private Placement Warrant due to the requirement that the warrant holder exercise the warrant within thirty (30) days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price or on a cashless basis, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of our common stock. After the issuance of shares of our common stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Annual Stockholder Meetings
Our current certificate of incorporation and our current bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications.
Effects of Our Current Certificate of Incorporation, Our Current Bylaws and Certain Provisions of Delaware Law
Our current certificate of incorporation, our current bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Business Combinations
In our current certificate of incorporation, we have not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•
prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least two-thirds of the votes of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. This provision also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our current certificate of incorporation, directors serving on a board may be removed by the stockholders with or without cause. Our current certificate of incorporation provides that any director may be removed from office by the stockholders, with or without cause, by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities generally entitled to vote in the election of directors, voting together as a single class. However, pursuant to the Investor Rights Agreement, Ayar has the exclusive right to (i) remove its nominees from the Board, and we are required to take all necessary action to cause the removal of any such nominee at the request of Ayar and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and we are required to take all necessary action to nominate or cause the Board to appoint, as applicable, replacement directors designated by Ayar to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). In addition, our current certificate of incorporation provides that, without limiting the rights of any party to the Investor Rights Agreement, vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal. Our current certificate of incorporation provides that, subject to the Investor Rights Agreement, the number of directors constituting the Board can be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our current certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Special Stockholder Meetings
Our current certificate of incorporation provides that special meetings of the stockholders may be called only by the Board acting pursuant to a resolution adopted by a majority of the Board. Our current bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our current bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our current bylaws also specify requirements as to the form and content of a stockholder’s notice. Our current bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our current certificate of incorporation provides otherwise. Our current certificate of incorporation precludes stockholder action by written consent at any time when Ayar and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by written consent.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the incident to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our current bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of Delaware law or our current certificate of incorporation or our current bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. These provisions do not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our current bylaws. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Limitation on Liability and Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s current certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’ s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s current certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers, and certain other officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers, and certain other officers, in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s current certificate of incorporation, the Company’s current bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the indemnification agreements.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Listing
Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “LCID.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company.
We have agreed to indemnify Equiniti Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•
the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•
any applicable subordination provisions for any subordinated debt securities;

•
the maturity date(s) or method for determining same;

•
the interest rate(s) or the method for determining same;

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•
whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•
redemption or early repayment provisions;

•
authorized denominations;

•
if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•
place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•
the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•
whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•
whether the debt securities are secured and the terms of such security;

•
the amount of discount or premium, if any, with which the debt securities will be issued;

•
any covenants applicable to the particular debt securities being issued;

•
any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•
the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•
the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•
the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•
our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•
any restriction or conditions on the transferability of the debt securities;

•
provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•
additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
For a description of our outstanding warrants, see “Description of Capital Stock — Warrants.”
We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•
the offering price;

•
the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•
the number of warrants offered;

•
the exercise price and the amount of securities you will receive upon exercise;

•
the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the rights, if any, we have to redeem the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•
the name of the warrant agent; and

•
any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•
the price, if any, for the subscription rights;

•
the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•
the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•
the extent to which the subscription rights are transferable;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•
to underwriters for resale to purchasers;

•
directly to purchasers;

•
through agents or dealers to purchasers; or

•
through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS
The consolidated financial statements of Lucid Group, Inc. as of and for the period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Lucid Group, Inc. as of and for the two years in the period ended December 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.